NEWS
Keith Siegner
Vice President, Investor Relations, Corporate Strategy and Treasurer

Yum! Brands Reports First-Quarter GAAP Operating Profit Growth of 39%;
Delivers First-Quarter Core Operating Profit Growth of 9%;
Maintains Full-Year Core Operating Profit Growth Guidance

Louisville, KY (May 3, 2017) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the first quarter ended March 31, 2017. First-quarter GAAP EPS was $0.77, an increase of 43%. First-quarter EPS excluding Special Items was $0.65, an increase of 17%.
GREG CREED COMMENTS
Greg Creed, CEO, said “Our strategic transformation of Yum! Brands is already well underway, helping us deliver a solid start to 2017 with core operating profit growth of 9% in the first quarter. This growth was led by Taco Bell’s impressive same-store sales growth of 8% and double-digit core operating profit growth at KFC, partially offset by weakness at Pizza Hut U.S. We remain confident that our multi-year strategy to be more focused, more franchised and more efficient will further strengthen our brands, accelerate growth, increase consistency in our results and increase capital returns.”
FIRST-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 5% driven by 2% same-store sales growth and 3% net-unit growth.
●	Taco Bell Division same-store sales grew 8% driven by industry-leading value and innovation; Core operating profit grew 19%.
●	KFC Division delivered double-digit core operating profit growth of 13% driven by same-store sales growth, franchise net-unit development and decreased G&A.
●	Foreign currency translation negatively impacted GAAP operating profit by $5 million.

% Change
	System Sales	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+5	+2	+4	+12	+13
Pizza Hut Division	Even	(3)	+2	(9)	(7)
Taco Bell Division	+12	+8	+3	+19	+19
Worldwide	+5	+2	+3	+39	+9
SUMMARY FINANCIAL TABLE

	First Quarter
	2017	2016	% Change
GAAP EPS	$0.77	$0.54	43%
Special Items EPS[1]	$0.12	$(0.01)	NM
EPS Excluding Special Items	$0.65	$0.55	17%
1See Reconciliation of GAAP results to Non-GAAP measurements for further detail of Special Items.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of GAAP results to non-GAAP measurements within this release for further details.

All comparisons are versus the same period a year ago. Effective January 2017, we removed the reporting lags from our international subsidiary fiscal calendars. To accommodate these changes, Yum! Brands now reports on a monthly calendar basis though certain subsidiaries, including our U.S. subsidiaries, continue to be included in our consolidated results on a periodic basis with 3, 3, 3 & 4 periods in each quarter, respectively. Prior year figures in this earnings release have been restated to present comparable results. An 8-K was filed on April 13, 2017 with restated quarterly 2016 results.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • Website www.yum.com/investors

KFC DIVISION

	First Quarter
			%/ppts Change
	2017	2016	Reported	Ex F/X
Restaurants	20,716	19,988	+4	N/A
System Sales Growth			+3	+5
Same-Store Sales Growth (%)	+2	+3	NM	NM
Franchise & License Fees ($MM)	257	243	+6	+7
Restaurant Margin (%)	13.7	13.4	0.3	0.4
Operating Profit ($MM)	207	185	+12	+13
Operating Margin (%)	28.3	25.1	3.2	3.4

●	KFC Division system sales increased 5%, excluding foreign currency translation.

First Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+6	+4	+2
Same-Store Sales Growth	+2	+1	+2

●	KFC Division opened 176 new international restaurants in 36 countries, including 150 units in emerging markets.
●	Operating margin increased 3.2 percentage points driven by same-store sales growth, refranchising, decreased G&A and franchise net-unit development, partially offset by commodity and labor inflation.
●	Foreign currency translation negatively impacted GAAP operating profit by $3 million.

KFC MARKETS[1]	Percent of KFC System Sales[2]	SYSTEM Sales Growth Ex F/X
		First Quarter (%)
Emerging Markets
China[3]	26%	+3
Asia (e.g. Malaysia, Indonesia, Philippines)	6%	+8
Middle East / Turkey / North Africa	5%	(1)
Latin America (e.g. Mexico, Peru)	4%	+11
Africa	4%	+6
Russia	3%	+27
Thailand	2%	+6
Continental Europe (e.g. Poland)	2%	+18
India	1%	+2
Developed Markets
U.S.	19%	+2
Asia (e.g. Japan, Korea, Taiwan)	7%	(3)
Australia	7%	+8
U.K.	6%	+5
Continental Europe (e.g. France, Germany)	5%	+9
Canada	2%	+4
Latin America (e.g. Puerto Rico)	1%	+2

1Refer to www.yum.com/investors for a list of the countries within each of the markets.
2Reflects Full Year 2016.
3Includes January, February and March; YUMC Q1 reported results include January and February.

PIZZA HUT DIVISION

	First Quarter
			%/ppts Change
	2017	2016	Reported	Ex F/X
Restaurants	16,454	16,088	+2	N/A
System Sales Growth			(2)	Even
Same-Store Sales Growth (%)	(3)	(1)	NM	NM
Franchise & License Fees ($MM)	144	146	(2)	(1)
Restaurant Margin (%)	6.3	10.0	(3.7)	(3.6)
Operating Profit ($MM)	83	91	(9)	(7)
Operating Margin (%)	35.6	32.4	3.2	3.6

●	Pizza Hut Division system sales were even, excluding foreign currency translation.

	First Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+7	+4	(6)
Same-Store Sales Growth	+2	+1	(7)

●	Pizza Hut Division opened 152 new international restaurants in 36 countries, including 83 units in emerging markets.
●	Operating margin increased 3.2 percentage points driven by refranchising partially offset by a decrease in same-store sales.
●	Foreign currency translation negatively impacted GAAP operating profit by $2 million.

PIZZA HUT MARKETS[1]	Percent of Pizza Hut System Sales[2]	SYSTEM Sales Growth Ex F/X
		First Quarter (%)
Emerging Markets
China[3]	17%	+9
Latin America (e.g. Mexico, Peru)	5%	+4
Middle East / Turkey / Africa	4%	+3
Asia (e.g. Malaysia, Indonesia, Philippines)	4%	+8
India	1%	+6
Continental Europe (e.g. Poland)	1%	+8
Developed Markets
U.S.	48%	(6)
Asia (e.g. Japan, Korea, Taiwan)	7%	+1
U.K.	5%	+4
Continental Europe (e.g. France, Germany)	4%	+2
Canada	2%	+5
Australia	1%	+21
Latin America (e.g. Puerto Rico)	1%	+7
1Refer to www.yum.com/investors for a list of the countries within each of the markets.
2Reflects Full Year 2016.
3YUM Q1 reported results are for January, February and March and include both Pizza Hut Casual Dining and Pizza Hut Home Service;
YUMC Q1 reported results are for January and February. Pizza Hut Casual Dining and Pizza Hut Home Service are reported by YUMC within separate segments.

TACO BELL DIVISION

	First Quarter
			%/ppts Change
	2017	2016	Reported	Ex F/X
Restaurants	6,648	6,436	+3	N/A
System Sales Growth			+12	+12
Same-Store Sales Growth (%)	+8	+1	NM	NM
Franchise & License Fees ($MM)	114	101	+13	+13
Restaurant Margin (%)	21.8	21.0	0.8	0.8
Operating Profit ($MM)	141	118	+19	+19
Operating Margin (%)	31.2	27.8	3.4	3.4

●	Taco Bell Division system sales increased 12%.
●	Taco Bell Division opened 54 new restaurants.
●	Restaurant margin was 21.8%, an increase of 0.8 percentage points, driven by same-store sales growth partially offset by increased cost of sales associated with value promotions and labor inflation.
●	Operating margin increased 3.4 percentage points driven by same-store sales growth.

OTHER ITEMS

●
Transformation Agreement reached with Pizza Hut U.S. franchisees on May 1, 2017 that will improve brand marketing alignment, accelerate enhancements to operations and technology and include a permanent commitment to incremental advertising.

●
We adopted Accounting Standards Update No. 2016-09, Compensation - Stock Compensation: Improvements to Employees Share-Based Payment Accounting during the quarter. This standard requires that excess tax benefits associated with share-based compensation, which we previously recognized within Common Stock, be reflected within our Income Tax Provision beginning in the first quarter. As a result of adopting this standard, our GAAP Effective Tax Rate was 19.4% and our Effective Tax Rate excluding Special Items was 12.5% during the first quarter. While the new standard will make it harder to predict our tax rate, on a full year basis, we expect our Effective Tax Rate excluding Special Items to be closer to our rate of recent years.

●
During the quarter, we refranchised 121 restaurants, including 31 KFC, 36 Pizza Hut and 54 Taco Bell units, for proceeds of $185 million. We recorded refranchising gains of $111 million in Special Items. As of quarter end, our global franchise ownership mix was 94%.

●
During the quarter, we repurchased 6.8 million shares totaling $442 million at an average price of $65. As of quarter end, there was approximately $1.5 billion remaining in share repurchase authorization through year end 2017.

●
In the first quarter, we early adopted Accounting Standards Update No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which requires non-service related pension costs such as interest and loss amortization to be excluded from Operating Profit. As a result, $28 million of non-service related net pension costs were excluded from Operating Profit and recorded within Other Pension (income) expense for the quarter, $22 million of which was recorded as a Special Item. We were required to adopt this standard retrospectively, and as such $1 million of net pension benefits were excluded from Operating Profit and recorded within Other Pension (income) expense in Q1 2016.

●
In March, certain subsidiaries that operate the company’s KFC, Pizza Hut and Taco Bell businesses completed the repricing of the existing approximately $2 billion Term Loan B under the Senior Secured Credit Facility pursuant to an amendment to the Senior Secured Credit Agreement.

●	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be filed simultaneously with the filing of the first quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time Wednesday, May 3, 2017. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 97509854.

The call will be available for playback beginning at 11:15 a.m. Eastern Time Wednesday, May 3, 2017 through Tuesday, June 6, 2017. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 97509854.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors/events-presentations and selecting “Q1 2017 Earnings Conference Call.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details and definitions of terms are available at www.yum.com/investors. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included on our website at www.yum.com/investors.

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections as well as our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; the success of our franchisees and licensees; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 43,500 restaurants in more than 135 countries and territories and is one of the Aon Hewitt Top Companies for Leaders in North America.  In 2017, Yum! Brands was named among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. The company’s restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories.  Worldwide, the Yum! Brands system opens over six new restaurants per day on average, making it a leader in global retail development.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, Corporate Strategy and Treasurer at 888/298-6986
Elizabeth Grenfell, Director, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change
	3/31/17	3/31/16	B/(W)

Company sales	$902	$953	(5)
Franchise and license fees and income	515	490	5
Total revenues	1,417	1,443	(2)

Company restaurant expenses
Food and paper	276	287	4
Payroll and employee benefits	244	257	5
Occupancy and other operating expenses	238	261	9
Company restaurant expenses	758	805	6

General and administrative expenses	237	243	2
Franchise and license expenses	46	51	10
Closures and impairment (income) expenses	1	2	59
Refranchising (gain) loss	(111)	—	NM
Other (income) expense	2	(7)	NM
Total costs and expenses, net	933	1,094	15

Operating Profit	484	349	39
Other pension (income) expense	28	(1)	NM
Interest expense, net	109	42	NM
Income from continuing operations before income taxes	347	308	13
Income tax provision	67	82	18
Income from continuing operations	280	226	24
Income from discontinued operations, net of tax	—	138	NM
Net Income	280	364	(23)

Effective tax rate from Continuing Operations	19.4%	26.6%	7.2 ppts.

Basic EPS from Continuing Operations
EPS	$0.78	0.55	44
Average shares outstanding	357	415	14

Diluted EPS from Continuing Operations
EPS	$0.77	0.54	43
Average shares outstanding	364	421	13

Basic EPS from Discontinued Operations
EPS	N/A	$0.33	NM
Average shares outstanding	N/A	415	NM

Diluted EPS from Discontinued Operations
EPS	N/A	$0.33	NM
Average shares outstanding	N/A	421	NM

Dividends declared per common share	$0.30	$0.46

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISON Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/17	3/31/16	B/(W)

Company sales	$475	$493	(4)
Franchise and license fees and income	257	243	6
Total revenues	732	736	(1)

Company restaurant expenses
Food and paper	163	167	3
Payroll and employee benefits	115	118	2
Occupancy and other operating expenses	132	142	7
Company restaurant expenses	410	427	4

General and administrative expenses	89	94	5
Franchise and license expenses	25	28	10
Closures and impairment (income) expenses	1	2	73
Other (income) expense	—	—	NM
Total costs and expenses, net	525	551	5
Operating Profit	$207	$185	12

Company sales	100.0%	100.0%
Food and paper	34.3	33.9	(0.4 ppts.)
Payroll and employee benefits	24.3	24.0	(0.3 ppts.)
Occupancy and other operating expenses	27.7	28.7	1.0 ppts.
Restaurant margin	13.7%	13.4%	0.3 ppts.

Operating margin	28.3%	25.1%	3.2 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/17	3/31/16	B/(W)

Company sales	$90	$135	(33)
Franchise and license fees and income	144	146	(2)
Total revenues	234	281	(17)

Company restaurant expenses
Food and paper	26	37	30
Payroll and employee benefits	29	42	31
Occupancy and other operating expenses	30	42	30
Company restaurant expenses	85	121	30

General and administrative expenses	53	59	10
Franchise and license expenses	13	10	(28)
Closures and impairment (income) expenses	—	—	(78)
Other (income) expense	—	—	NM
Total costs and expenses, net	151	190	21
Operating Profit	$83	$91	(9)

Company sales	100.0%	100.0%
Food and paper	28.8	27.5	(1.3 ppts.)
Payroll and employee benefits	32.1	31.2	(0.9 ppts.)
Occupancy and other operating expenses	32.8	31.3	(1.5 ppts.)
Restaurant margin	6.3%	10.0%	(3.7 ppts.)

Operating margin	35.6%	32.4%	3.2 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/17	3/31/16	B/(W)

Company sales	$337	$325	4
Franchise and license fees and income	114	101	13
Total revenues	451	426	6

Company restaurant expenses
Food and paper	87	83	(6)
Payroll and employee benefits	100	97	(3)
Occupancy and other operating expenses	76	77	1
Company restaurant expenses	263	257	(3)

General and administrative expenses	42	47	11
Franchise and license expenses	5	4	(18)
Closures and impairment (income) expenses	—	—	NM
Other (income) expense	—	—	NM
Total costs and expenses, net	310	308	(1)
Operating Profit	$141	$118	19

Company sales	100.0%	100.0%
Food and paper	26.0	25.5	(0.5 ppts.)
Payroll and employee benefits	29.5	29.7	0.2 ppts.
Occupancy and other operating expenses	22.7	23.8	1.1 ppts.
Restaurant margin	21.8%	21.0%	0.8 ppts.

Operating margin	31.2%	27.8%	3.4 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	3/31/17	12/31/16
ASSETS
Current Assets
Cash and cash equivalents	$525	$725
Accounts and notes receivable, less allowance: $19 in 2017 and $14 in 2016	355	370
Inventories	34	37
Prepaid expenses and other current assets	215	236
Advertising cooperative assets, restricted	148	137
Total Current Assets	1,277	1,505

Property, plant and equipment, net of accumulated depreciation and amortization of $2,008 in
2017 and $1,995 in 2016	2,084	2,113
Goodwill	539	536
Intangible assets, net	150	151
Other assets	358	376
Deferred income taxes	755	772
Total Assets	$5,163	$5,453

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and other current liabilities	$972	$1,067
Income taxes payable	45	32
Short-term borrowings	393	66
Advertising cooperative liabilities	148	137
Total Current Liabilities	1,558	1,302

Long-term debt	8,715	9,059
Other liabilities and deferred credits	690	704
Total Liabilities	10,963	11,065

Shareholders' Equity (Deficit)
Common stock, no par value, 750 shares authorized; 350 shares and 355 shares issued in 2017 and 2016, respectively	—	—
Retained earnings (accumulated deficit)	(5,433)	(5,158)
Accumulated other comprehensive income (loss)	(367)	(454)
Total Shareholders' Equity (Deficit)	(5,800)	(5,612)
Total Liabilities and Shareholders' Equity (Deficit)	$5,163	$5,453
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter ended
	3/31/17	3/31/16
Cash Flows - Operating Activities from Continuing Operations
Net income	$280	$364
Income from discontinued operations, net of tax	—	(138)
Depreciation and amortization	70	73
Closures and impairment (income) expenses	1	2
Refranchising (gain) loss	(111)	—
Contributions to defined benefit pension plans	(7)	(2)
Deferred income taxes	20	(5)
Share-based compensation expense	15	13
Changes in accounts and notes receivable	18	45
Changes in inventories	4	2
Changes in prepaid expenses and other current assets	(5)	6
Changes in accounts payable and other current liabilities	(48)	(93)
Changes in income taxes payable	12	49
Other, net	39	(7)
Net Cash Provided by Operating Activities from Continuing Operations	288	309

Cash Flows - Investing Activities from Continuing Operations
Capital spending	(76)	(80)
Proceeds from refranchising of restaurants	185	8
Other, net	(5)	5
Net Cash Provided by (Used in) Investing Activities from Continuing Operations	104	(67)

Cash Flows - Financing Activities from Continuing Operations
Proceeds from long-term debt	192	—
Repayments of long-term debt	(200)	(2)
Revolving credit facilities, three months or less, net	—	(605)
Short-term borrowings by original maturity
More than three months - proceeds	—	1,400
More than three months - payments	—	—
Three months or less, net	—	—
Repurchase shares of Common Stock	(461)	(925)
Dividends paid on Common Stock	(106)	(192)
Debt issuance costs	(18)	—
Net transfers to discontinued operations	—	(43)
Employee stock option proceeds	10	1
Other, net	(46)	(12)
Net Cash Used in Financing Activities from Continuing Operations	(629)	(378)
Effect of Exchange Rate on Cash and Cash Equivalents	17	3
Net Increase (Decrease) in Cash and Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Continuing Operations	(220)	(133)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	831	351
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$611	$218

Cash Provided by Operating Activities from Discontinued Operations	$—	$338
Cash Used in Investing Activities from Discontinued Operations	—	(128)
Cash Provided by Financing Activities from Discontinued Operations	—	43

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present Diluted Earnings Per Share from Continuing Operations excluding Special Items, our Effective Tax Rate excluding Special Items and Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation and we use Core Operating Profit for the purposes of evaluating performance internally. Special Items are not included in any of our externally reported segment results, and we believe the elimination of the foreign currency translation impact provides better year-to-year comparability without the distortion of foreign currency fluctuations. The Special Items are described in (b), (c), (d) and (e) in the accompanying notes.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of Diluted Earnings Per Share from Continuing Operations excluding Special Items, our Effective Tax Rate excluding Special Items and Core Operating Profit provide additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters ended March 31, 2017 and March 31, 2016 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended
	3/31/17	3/31/16
Detail of Special Items
Refranchising initiatives(b)	$111	$—
YUM's Strategic Transformation Initiatives(c)	(7)	—
Costs associated with KFC U.S. Acceleration Agreement(d)	(3)	(9)
Other Special Items Income (Expense)	(2)	—
Special Items Income (Expense) - Operating Profit	99	(9)
Deferred vested pension liability adjustment(e) - Other Pension Income (Expense)	(22)	—
Special Items Income (Expense) from Continuing Operations before Income Taxes	77	(9)
Tax Benefit (Expense) on Special Items	(34)	2
Special Items Income (Expense), net of tax	43	(7)
Average diluted shares outstanding	364	421
Special Items diluted EPS	$0.12	$(0.01)

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$484	$349
Special Items Income (Expense)	99	(9)
Foreign Currency Impact on Reported Operating Profit	(5)	N/A
Core Operating Profit	$390	$358

KFC Division
GAAP Operating Profit	$207	$185
Foreign Currency Impact on Reported Operating Profit	(3)	N/A
Core Operating Profit	$210	$185

Pizza Hut Division
GAAP Operating Profit	$83	$91
Foreign Currency Impact on Reported Operating Profit	(2)	N/A
Core Operating Profit	$85	$91

Taco Bell Division
GAAP Operating Profit	$141	$118
Foreign Currency Impact on Reported Operating Profit	—	N/A
Core Operating Profit	$141	$118

Reconciliation of Diluted EPS from Continuing Operations to Diluted EPS from Continuing Operations excluding Special Items
Diluted EPS from Continuing Operations	$0.77	$0.54
Special Items EPS	0.12	(0.01)
Diluted EPS from Continuing Operations excluding Special Items	$0.65	$0.55

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	19.4%	26.6%
Impact on Tax Rate as a result of Special Items	6.9%	(0.1)%
Effective Tax Rate excluding Special Items	12.5%	26.7%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 3/31/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$732	$234	$451	$—	$1,417

Company restaurant expenses	410	85	263	—	758
General and administrative expenses	89	53	42	53	237
Franchise and license expenses	25	13	5	3	46
Closures and impairment (income) expenses	1	—	—	—	1
Refranchising (gain) loss	—	—	—	(111)	(111)
Other (income) expense	—	—	—	2	2
	525	151	310	(53)	933
Operating Profit (loss)	$207	$83	$141	$53	$484

Quarter Ended 3/31/16	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$736	$281	$426	$—	$1,443

Company restaurant expenses	427	121	257	—	805
General and administrative expenses	94	59	47	43	243
Franchise and license expenses	28	10	4	9	51
Closures and impairment (income) expenses	2	—	—	—	2
Refranchising (gain) loss	—	—	—	—	—
Other (income) expense	—	—	—	(7)	(7)
	551	190	308	45	1,094
Operating Profit (loss)	$185	$91	$118	$(45)	$349

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarter ended March 31, 2017 are preliminary.

(b)
In connection with our previously announced plans to have at least 98% franchise ownership by the end of 2018, we recorded net refranchising gains of $111 million during the quarter ended March 31, 2017 that have been reflected as Special Items.

The first quarter 2017 net refranchising gains relate primarily to refranchising Taco Bell restaurants in the U.S.

(c)
In the fourth quarter of 2016 we announced our plan to transform our business. Major features of the Company's strategic transformation plans involve being more focused on development of our three brands, increasing our franchise ownership and creating a leaner, more efficient cost structure (“YUM’s Strategic Transformation Initiatives”). During the quarter ended March 31, 2017 we recognized Special Item charges of $7 million related to these initiatives. These costs primarily related to severance and relocation costs that were recorded within G&A expense.

(d)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement we recognized Special Item charges of $3 million and $9 million for the quarters ended March 31, 2017 and March 31, 2016, respectively, within Franchise and license expense.

(e)
Reflects a non-cash charge of $22 million related to the adjustment of certain historical deferred vested liability balances in our qualified U.S. plan during the quarter ended March 31, 2017. This charge was recorded in Other pension (income) expense.

(f)
In March 2017, the Financial Accounting Standards Board (“FASB”) issued guidance on the presentation of net periodic pension cost and net periodic postretirement benefit cost. The standard requires that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations. We early adopted the standard beginning with the quarter ended March 31, 2017 on a retrospective basis and have reported the other components of net benefit costs within Other pension (income) expense for the quarters ended March 31, 2017 and 2016.

(g)
In March 2016, the FASB issued guidance related to stock-based compensation which is intended to simplify several aspects of the accounting for employee share-based payment transactions, including their income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. We adopted this standard beginning with the quarter ended March 31, 2017. The primary impact of adoption of this standard was that beginning January 1, 2017 we are required to report excess tax benefits associated with share-based compensation, which we previously recognized within Common Stock, within our Income tax provision.